UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Term Loan Agreement

On September 11, 2019 (the “Closing Date”), YRC Worldwide Inc. (the “Company”) and certain of its subsidiaries, as guarantors (the “Term Guarantors”), amended and restated their existing credit facilities under that certain Credit Agreement, dated as of February 13, 2014, by and among the Company, the guarantors party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (as previously amended, supplemented or modified, the “Prior Credit Agreement”) with their entry into that certain Credit Agreement (the “New Term Loan Agreement”) with the various lenders party thereto, and Cortland Products Corp., as administrative agent and collateral agent (“Term Agent”). The obligations of the Company under the New Term Loan Agreement are unconditionally guaranteed by the Term Guarantors.

Material terms of the New Term Loan Agreement include, among other things:

•

a $600 million term loan borrowed in a single drawing on the Closing Date (the “Term Loan”), bearing interest at LIBOR (subject to a floor of 1.00%) plus a margin of 7.50% per annum, payable at least quarterly in cash, subject to a 1.00% margin step down in the event the Company achieves greater than $400 million in last-twelve-month Adjusted EBITDA (defined in the New Term Loan Agreement as “Consolidated EBITDA”);

•	a maturity date of June 30, 2024, with a single payment at maturity of the outstanding balance;

•

obligations under the New Term Loan Agreement are secured by a perfected first priority security interest in (subject to permitted liens) substantially all assets of the Company and the Term Guarantors, including but not limited to all of the Company’s wholly owned terminals, trucks and trailers, subject to certain exceptions;

•	a requirement that the Company must maintain a minimum last-twelve-month Adjusted EBITDA of $200 million, measured quarterly;

•

the Term Loan is subject to repayment with (i) 100% of the net cash proceeds from the disposition of assets outside the ordinary course of business and casualty events (subject to an exception for the first $40 million in trucking terminal property sales), (ii) 33% of the net cash proceeds of issuances, offerings or placements of junior lien debt or subordinated debt obligations, (iii) a percentage of excess cash flow as of the end of the Company’s fiscal year, such percentage based off of the Total Leverage Ratio (as defined in the New Term Loan Agreement) as of the end of such fiscal year and (iv) 100% (up to a maximum of $30 million) of net cash proceeds of equity issuances;

•

loans under the New Term Loan Agreement may be voluntarily prepaid; provided, that any such prepayment or mandatory prepayment (other than with respect to a prepayment with excess cash flow) will be subject to a 3% premium until the first anniversary of the Closing Date, a 2% premium from the first anniversary until the second anniversary of the Closing Date, a 1% premium from the second anniversary until the third anniversary of the Closing Date, and 0% premium thereafter; and

•

pari passu first priority additional debt is not permitted, however, (i) up to $200 million of debt secured by a second priority security interest is permitted and (ii) the Company may incur indebtedness in an amount sufficient to refinance the New Term Loan Agreement in full.

The New Term Loan Agreement also contains certain customary events of default (subject to customary exceptions and qualifications), including but not limited to the failure to make payments due under the New Term Loan Agreement, breach of and failure to cure the breach of certain covenants, the commencement of certain insolvency proceedings, liquidations or dissolutions, and a cross-default to certain other indebtedness. During the continuance of an event of default, at the election of the majority of lenders (and automatically during certain events of default), the interest rate on overdue loans and interest will be increased by 2.00% per annum above the rate otherwise applicable and payable on written demand. Upon the occurrence of certain events of default, the Term Agent may, among other things, declare the obligations outstanding under the New Term Loan Agreement due and payable immediately.

Fifth Amendment to the Loan and Security Agreement

On September 11, 2019, the Company and certain of its subsidiaries entered into Amendment No. 5 (the “Fifth Amendment to the LSA”) to the Loan and Security Agreement, which amends the Loan and Security Agreement, dated as of February 13, 2014 (as previously amended, supplemented or modified), by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Citizens Business Capital, a division of Citizens Asset Finance, Inc., a subsidiary of Citizens Bank, N.A., as agent.

The Fifth Amendment to the LSA, among other things, consents to the refinancing and provides conforming changes to the description of collateral set forth in the New Term Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.2 and incorporated by reference is a presentation setting forth certain financial information giving pro forma effect to changes in the definition of Adjusted EBITDA for the New Term Loan Agreement from the Prior Credit Agreement. Pursuant to the New Term Loan Agreement, Adjusted EBITDA limits certain adjustments in aggregate to 10% of the last-twelve-month consolidated Adjusted EBITDA, prior to the inclusion of amounts subject to the 10% threshold, for each period ending. Such adjustments include, but are not limited to, restructuring charges, integration costs, severance and non-recurring charges.

The press release and presentation attached hereto contain non-GAAP measures. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenant in our New Term Loan Agreement.

The presentation is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Items.

The Company issued a press release on September 11, 2019 announcing its entry into the New Term Loan Agreement. A copy of the press release is filed hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated September 11, 2019.

99.2	Updated Adjusted EBITDA Presentation for New Term Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ James A. Fry
James A. Fry
Vice President, General Counsel and Secretary

Date: September 11, 2019